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                                                                       EXHIBIT 5

                     [Letterhead of Pillsbury Winthrop LLP]



August 31, 2001


Silgan Holdings Inc.
4 Landmark Square
Stamford, CT  06901

    Re:     Registration Statement on Form S-3
            (Registration No. 333-65396) of
            Silgan Holdings Inc.
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Dear Ladies and Gentlemen:

         We refer to the above-referenced Registration Statement on Form S-3 as amended through the date hereof (the "Registration Statement"), under the Securities Act of 1933, as amended (the "Act"), relating to the registration of 4,592,000 shares (including 492,000 shares which the underwriters have an option to purchase to cover over-allotments, if any) of common stock, par value $.01 per share (the "Shares"), of Silgan Holdings Inc., a Delaware corporation ("Silgan") that are being offered by a certain selling stockholder of Silgan.

         In connection with this opinion, we have examined and relied upon originals or photostatic or certified copies of such records of Silgan, certificates of officers of Silgan, certificates and statements of public officials and such other documents as we have deemed relevant and necessary as the basis for the opinion set forth below. In such examinations, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all copies submitted to us as certified, conformed or photostatic copies, and the authenticity of all originals of such copies.


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Silgan Holdings Inc.
August 31, 2001
Page 2



         Based upon the foregoing, we are of the opinion that the Shares are validly issued, fully paid and nonassessable.

         The foregoing opinion is limited to the General Corporation Law of the State of Delaware and we express no opinion as to the effect of the laws of any other jurisdiction.

         We consent to the filing of this opinion with the Securities and Exchange Commission as Exhibit 5 to the Registration Statement and to the reference to our firm under the caption "Legal Matters" in the Prospectus constituting a part of the Registration Statement.


                                        Very truly yours,



                                        /s/ Pillsbury Winthrop LLP